EXHIBIT 10(qq)

TO FORM 10-K OF

WELLS REAL ESTATE FUND V, L.P.

PURCHASE AND SALE AGREEMENT

BY AND BETWEEN

FUND V, FUND VI AND FUND VII ASSOCIATES,

a Georgia joint venture

AS SELLER

AND

2323 EAST CAPITOL, LLC,

a Wisconsin limited liability company

AS PURCHASER

FOR

MARATHON CENTER

Appleton, Wisconsin

Dated as of October 21, 2004

i

Table of Contents

(continued)

ii

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (the “Agreement”) is made as of the 21st day of October, 2004 (the “Effective Date”) by and between Fund V, Fund VI and Fund VII Associates, a Georgia joint venture (“Seller”), having an office 6200 The Corners Parkway, Norcross, Georgia 30092, and 2323 East Capitol, LLC, a Wisconsin limited liability company (“Purchaser”), having an office at 377 City Center, Oshkosh, Wisconsin 54903.

ARTICLE I

PURCHASE AND SALE

1.1 Agreement of Purchase and Sale. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey and Purchaser agrees to purchase the following:

(a) that certain tract or parcel of land situated in Outagamie County, Wisconsin, more particularly described on Exhibit A attached hereto and made a part hereof, together with all and singular the rights and appurtenances pertaining to such property, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way (the property described in clause (a) of this Section 1.1 being herein referred to collectively as the “Land”);

(b) the buildings, structures, fixtures and other improvements on the Land, including specifically, without limitation, that certain office building located thereon having a street address of 2323 East Capitol Drive, Appleton, Wisconsin (the property described in clause (b) of this Section 1.1 being herein referred to collectively as the “Improvements”);

(c) all of Seller’s right, title and interest in and to all tangible personal property upon the Land or within the Improvements, including specifically, without limitation, appliances, furniture, carpeting, draperies and curtains, tools and supplies, and other items of personal property (excluding cash) used exclusively in connection with the operation of the Land and the Improvements and only as specifically described on Exhibit B attached hereto and made a part hereof (the property described in clause (c) of this Section 1.1 being herein referred to collectively as the “Personal Property”);

(d) all of Seller’s right, title and interest in and to those certain leases more fully described on Exhibit C (the “Lease Schedule”) attached hereto and made a part hereof (the property described in clause (d) of this Section 1.1 being herein referred to as the “Leases”); and

(e) all of Seller’s right, title and interest in and to (i) all assignable contracts and agreements (collectively, the “Operating Agreements”) listed and described on Exhibit D (the “Operating Agreements Schedule”) attached hereto and made a part hereof, relating to the upkeep, repair, maintenance or operation of the Land, Improvements or Personal Property which will extend beyond the date of Closing (as such term is defined in Section 4.1 hereof), including specifically, without limitation, all assignable equipment leases, and (ii) all assignable existing warranties and guaranties (expressed or implied) issued to Seller in connection with the Improvements or the Personal Property (the property described in this Section 1.1(e) being sometimes herein referred to collectively as the “Intangibles”).

1.2 Property Defined. The Land, the Improvements, the Personal Property, the Leases and the Intangibles are hereinafter sometimes referred to collectively as the “Property.”

1.3 Permitted Exceptions. The Property shall be conveyed subject to the matters which are, or are deemed to be, Permitted Exceptions pursuant to Article II hereof (herein referred to collectively as the “Permitted Exceptions”).

1.4 Purchase Price. Seller is to sell and Purchaser is to purchase the Property for a total of Ten Million Two Hundred Fifty Thousand DOLLARS ($10,250,000.00) (the “Purchase Price”).

1.5 Payment of Purchase Price. The Purchase Price, as increased or decreased by prorations and adjustments as herein provided, shall be payable in full at Closing in cash by wire transfer of immediately available federal funds to a bank account designated by Seller in writing to Purchaser prior to the Closing.

1.6 Earnest Money. Prior to the execution and delivery of this Agreement, Purchaser deposited with Chicago Title Insurance Company (the “Escrow Agent”), having its office at 4170 Ashford Dunwoody Road, Atlanta, Georgia 30319, Attention: Judy Stillings the sum of One Hundred Fifty Thousand Dollars ($150,000.00) (the “First Deposit”). If Purchaser does not exercise the right to terminate this Agreement in accordance with Section 2.3 or Section 3.2 hereof, Purchaser shall, on or before the last day of the Inspection Period (as such term is defined in Section 3.1 hereof), deposit with the Escrow Agent the additional sum of One Hundred Fifty Thousand ($150,000.00) (the “Second Deposit”) in good funds, either by certified bank or cashier’s check or by federal wire transfer as an additional deposit under this Agreement. The Escrow Agent shall hold the First Deposit and the Second Deposit in an interest-bearing account in accordance with the terms and conditions of this Agreement. The First Deposit and the Second Deposit, together with all interest earned on such sums, are herein referred to collectively as the “Earnest Money.” All interest accruing on such sums shall become a part of the Earnest Money and shall be distributed as Earnest Money in accordance with the terms of this Agreement. Upon the expiration of the Inspection Period, the Earnest Money shall be non-refundable to Purchaser except as expressly set forth in this Agreement. If Purchaser fails to deliver the Second Deposit to the Escrow Agent within the period specified above, this Agreement shall, at the option of Seller, terminate automatically. Upon such termination Escrow Agent shall deliver the Earnest Money to Seller promptly thereafter and neither party shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. Time is of the essence for the delivery of Earnest Money under this Agreement.

1.7 Independent Contract Consideration. In addition to the Earnest Money, Purchaser shall, concurrently with its execution hereof, deliver to Seller a check in the amount of ONE HUNDRED AND NO/100ths DOLLARS ($100.00), which amount Seller and Purchaser agree has been bargained for as consideration for Seller’s execution and delivery of this Agreement and Purchaser’s right to inspect the Property pursuant to Article III. Such sum is in addition to and independent of any other consideration or payment provided for in this Agreement and is nonrefundable in all events.

ARTICLE II

TITLE AND SURVEY

2.1 Title Examination; Commitment for Title Insurance. Seller has obtained from a nationally recognized Title Company (“Title Company) and delivered, or shall obtain from the Title Company and deliver, to Purchaser, a preliminary title report (the “Title Commitment”) covering the Land and Improvements. Seller shall pay the costs associated with the Title Commitment. Purchaser shall have until October 29, 2004 (the “Title Exam Deadline”) to review the Title Commitment.

2.2 Survey. Seller has delivered or shall deliver to Purchaser and the Title Company, Seller’s existing survey of the Property (the “Survey”). Purchaser may, at its sole cost and expense, update and recertify the Survey. Purchaser shall delivery a copy of any such Survey update to Seller prior to the Closing.

2.3 Title Objections; Cure of Title Objections. Purchaser shall have until the Title Exam Deadline to notify Seller, in writing, of such objections as Purchaser may have to anything contained in the Title Commitment or the Survey. Any item disclosed by the Title Commitment or the Survey to which Purchaser does not object prior to the Title Exam Deadline shall be deemed a Permitted Exception. If Purchaser shall notify Seller of objections to title or to matters shown on the Survey prior to the Title Exam Deadline, Seller shall have the right, but not the obligation, to cure such objections. Within ten (10) days after receipt of Purchaser’s notice of objections, Seller shall notify Purchaser in writing whether Seller elects to attempt to cure such objections. Seller’s failure to respond within said ten (10) day period shall be deemed to be Seller’s election not to attempt to cure any such objections. If Seller elects to attempt to cure, and provided that Purchaser shall not have terminated this Agreement in accordance with Section 3.2 hereof, Seller shall have until the date of Closing to attempt to remove, satisfy or cure the same and for this purpose Seller shall be entitled to a reasonable adjournment of the Closing if additional time is required, but in no event shall the adjournment exceed sixty (60) days after the date for Closing set forth in Section 4.1 hereof. Seller shall not be obligated to expend any sums, commence any suits or take any other action to effect such cure or removal. If Seller elects not to cure any objections specified in Purchaser’s notice, or if Seller is unable to effect a cure prior to the Closing (or any date to which the Closing has been adjourned), Purchaser shall have the following options: (i) to accept a conveyance of the Property subject to the Permitted Exceptions, specifically including any matter objected to by Purchaser which Seller is unwilling or unable to cure, and without reduction of the Purchase Price; or (ii) to terminate this Agreement by sending written notice thereof to Seller, and upon delivery of such notice of termination, this Agreement shall terminate and the Earnest Money shall be returned to Purchaser, and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. If Seller notifies (or is deemed to have notified) Purchaser that Seller does not intend to attempt to cure any title objection; or if, having commenced attempts to cure any objection, Seller later notifies Purchaser that Seller will be unable to effect a cure thereof; Purchaser shall, within five (5) days after such notice has been given, notify Seller in writing whether Purchaser shall elect to accept the conveyance under clause (i) or to terminate this Agreement under clause (ii). Purchaser’s failure to notify Seller within said five (5) day period shall be deemed to be Purchaser’s election to accept the conveyance under clause (i) above.

2.4 Conveyance of Title. At Closing, Seller shall convey and transfer to Purchaser such title to the Land and Improvements as will enable the Title Company to issue to Purchaser an ALTA Owner’s Policy of Title Insurance (the “Title Policy”) covering the Property, in the full amount of the Purchase Price. Notwithstanding anything contained herein to the contrary, the Property shall be conveyed subject to the following matters, which shall be deemed to be Permitted Exceptions:

(a) the rights of tenants, as tenants only, under the Leases and any new Leases entered into between the Effective Date and Closing and, where required, approved by Purchaser in accordance with the terms of this Agreement;

(b) the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the date of Closing, subject to adjustment as herein provided;

(c) local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property; and

(d) items appearing of record or shown on the Survey and, in either case, not objected to by Purchaser or waived or deemed waived by Purchaser in accordance with Sections 2.3 or 2.5 hereof.

2.5 Pre-Closing “Gap” Title Defects. Whether or not Purchaser shall have furnished to Seller any notice of title objections pursuant to the foregoing provisions of this Agreement, Purchaser may, at or prior to Closing, notify Seller in writing of any objections to title first raised by the Title Company between (a) the expiration of the Inspection Period, and (b) the date on which the transaction contemplated herein is scheduled to close. With respect to any objections to title set forth in such notice, Seller shall have the same option to cure and Purchaser shall have the same option to accept title subject to such matters or to terminate this Agreement as those which apply to any notice of objections made by Purchaser before the Title Exam Deadline. If Seller elects to attempt to cure any such matters, the date for Closing shall be automatically extended by a reasonable additional time to effect such a cure, but in no event shall the extension exceed sixty (60) days after the date for Closing set forth in Section 4.1 hereof.

ARTICLE III

INSPECTION PERIOD

3.1 Right of Inspection.

(a) Through 5:00 p.m. (local time at the Property) on October 29, 2004 (hereinafter referred to as the “Inspection Period”), Purchaser shall have the right to make a physical inspection of the Property and to examine at such place or places at the Property, in the offices of the property manager or elsewhere as the same may be located, any operating files maintained by Seller or its property manager in connection with the leasing, current maintenance and/or management of the Property, including, without limitation, the Leases, lease files, Operating Agreements, insurance policies, bills, invoices, receipts and other general records relating to the income and expenses of the Property, correspondence, surveys, plans and specifications, warranties for services and materials provided to the Property, environmental audits and similar materials, but excluding materials not directly related to the leasing, current maintenance and/or management of the Property such as, without limitation, Seller’s internal memoranda, financial projections, budgets, appraisals, accounting and tax records and similar proprietary, elective or confidential information.

(b) Purchaser understands and agrees that any on-site inspections of the Property shall be conducted upon at least twenty-four (24) hours’ prior written notice to Seller and in the presence of Seller or its representative. Such physical inspection shall not unreasonably interfere with the use of the Property by Seller or its tenants nor shall Purchaser’s inspection damage the Property in any respect. Such physical inspection shall not be invasive in any respect (unless Purchaser obtains Seller’s prior written consent), and in any event shall be conducted in accordance with standards customarily employed in the industry and in compliance with all governmental laws, rules and regulations. Following each entry by Purchaser with respect to inspections and/or tests on the Property, Purchaser shall restore the Property to its original condition as existed prior to any such inspections and/or tests. Seller shall cooperate with Purchaser in its due diligence but shall not be obligated to incur any liability or expense in connection therewith. Purchaser shall not contact any tenants of the Property or any governmental or quasi-governmental authorities regarding the Property without obtaining Seller’s prior written consent, and shall not disrupt Seller’s or any tenant’s activities on the Property.

(c) Purchaser agrees to indemnify against and hold Seller harmless from any claim for liabilities, costs, expenses (including reasonable attorneys’ fees actually incurred) damages or injuries arising out of or resulting from the inspection of the Property by Purchaser or its agents, and notwithstanding anything to the contrary in this Agreement, which obligation to indemnify and hold harmless Seller shall survive Closing or any termination of this Agreement. All inspections shall occur at reasonable times agreed upon by Seller and Purchaser. Prior to Purchaser entering the Property to conduct the inspections and/or tests described above, Purchaser shall obtain and maintain, at Purchaser’s sole cost and expense, and shall deliver to Seller evidence of, the following insurance coverage, and shall cause each of its agents and contractors to obtain and maintain, and, upon request of Seller, shall deliver to Seller evidence of, the following insurance coverage: general liability insurance, from an insurer reasonably acceptable to Seller, in the amount of at least One Million and No/100 Dollars ($1,000,000.00) combined single limit for personal injury and property damage per occurrence, such policy to name Seller as an additional insured party, which insurance shall provide coverage against any claim for personal liability or property damage caused by Purchaser or its agents, employees or contractors in connection with such inspections and/or tests.

3.2 Right of Termination. Seller agrees that in the event Purchaser determines that the Property is not suitable for its purposes, Purchaser shall have the right to terminate this Agreement by giving written notice thereof to Seller prior to the expiration of the Inspection Period. If Purchaser gives such notice of termination within the Inspection Period, this Agreement shall terminate and the Earnest Money shall be returned to Purchaser. Time is of the essence with respect to the provisions of this Section 3.2. If Purchaser fails to give Seller a notice of termination prior to the expiration of the Inspection Period, Purchaser shall no longer have any right to terminate this Agreement under this Section 3.2 and (subject to the provisions of Sections 2.3 and 2.5 hereof) shall be bound to proceed to Closing and consummate the transaction contemplated hereby pursuant to the terms of this Agreement.

ARTICLE IV

CLOSING

4.1 Time and Place. The consummation of the transaction contemplated hereby (“Closing”) shall be held at the offices of Escrow Agent, at 10:00 a.m. Eastern time on December 15, 2004, or such earlier date as may be agreed to by the parties, subject to extension pursuant to Section 2.3 or 2.5 hereof (the “Closing Date”). At Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 hereof and Section 4.3 hereof, the performance of which obligations shall be concurrent conditions. Notwithstanding anything in this Section 4.1 to the contrary, the parties agree to use commercially reasonable efforts to pre-close the transaction contemplated hereby (i.e., sign documents into escrow) on the business day immediately preceding the then-scheduled Closing Date.

4.2 Seller’s Obligations at Closing. At Closing, Seller shall deliver to the Purchaser:

(a) a duly executed limited warranty deed in the form of Exhibit E attached hereto, conveying the Land and Improvements, subject only to the Permitted Exceptions; the warranty of title in the Deed will be only as to claims made by, through or under Seller and not otherwise;

(b) four (4) a duly executed counterparts of a bill of sale in the form of Exhibit F attached hereto;

(c) four (4) duly executed counterparts of an assignment and assumption agreement as to the Leases in the form of Exhibit G attached hereto;

(d) four (4) duly executed counterparts of an assignment and assumption agreement as to the Operating Agreements and other Intangibles in the form of Exhibit H attached hereto;

(e) the Tenant Estoppels (as defined in Section 4.6(d) hereof), to the extent received by Seller from the tenants under the Leases;

(f) four (4) duly executed originals of a notice in the form of Exhibit I attached hereto, a copy of which Purchaser shall send to each of the tenants under the Leases informing such tenants of the sale of the Property and of the assignment to Purchaser of Seller’s interest in, and obligations under, the Leases (including, if applicable, any security deposits) and directing that all rent and other sums payable under the Leases after the Closing shall be paid as set forth in the notice;

(g) four (4) originals of a certificate, dated as of the date of Closing and executed on behalf of Seller by a duly authorized officer thereof, stating that the representations and warranties of Seller contained in this Agreement are true and correct in all material respects as of the date of Closing (with appropriate modifications of those representations and warranties made in Section 5.1 hereof to reflect any changes therein including without limitation any changes resulting from actions under Section 5.4 hereof) or identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change. In no event shall Seller be liable to Purchaser for, or be deemed to be in default hereunder by reason of, any breach of representation or warranty which results from any change that (i) occurs between the Effective Date and the date of Closing and (ii) is expressly permitted under the terms of this Agreement or is beyond the reasonable control of Seller to prevent; provided, however, that the occurrence of a change which is not permitted hereunder or is beyond the reasonable control of Seller to prevent shall, if materially adverse to Purchaser, constitute the non-fulfillment of the condition set forth in Section 4.7(b) hereof; if, despite changes or other matters described in such certificate, the Closing occurs, Seller’s representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate;

(h) such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;

(i) four (4) duly executed counterparts of an affidavit by Seller stating that Seller is not a “foreign person” as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act in the form of Exhibit J attached hereto;

(j) the Leases, Operating Agreements and licenses and permits, if any, in the possession of Seller or Seller’s agents, together with such leasing and property files and records which are material in connection with the continued operation, leasing and maintenance of the Property;

(k) such additional documents as shall be reasonably required to consummate the transaction expressly contemplated by this Agreement; and

(l) possession and occupancy of the Property, subject to the rights of tenants under the Leases and the Permitted Exceptions.

Purchaser shall cooperate with Seller for a period of seven (7) years after the Closing in case of Seller’s need in response to any legal requirements, tax audits, tax return preparation or litigation threatened or brought against Seller, by allowing Seller and its agents or representatives access, upon reasonable advance notice (which notice shall identify the nature of the information sought by Seller), at all reasonable times to examine and make copies of any and all instruments, files and records, which right shall survive the Closing.

4.3 Purchaser’s Obligations at Closing. At Closing, Purchaser shall deliver to Seller:

(a) the full amount of the Purchase Price, as increased or decreased by prorations and adjustments as herein provided, in immediately available wire transferred funds pursuant to Section 1.5 hereof, it being agreed that at Closing the Earnest Money shall be delivered to Seller and applied towards payment of the Purchase Price, and it being further understood that Seller shall receive such proceeds at its bank account no later than 2:00 p.m. Eastern time on the date of Closing, failing which the pro-rations shall be re-determined to coincide with the date on which said funds are received prior to 2:00 p.m. Eastern time (time being of the essence with respect to this subparagraph);

(b) four (4) duly executed counterparts of the instruments described in Sections 4.2(b), 4.2(c), 4.2(d) and 4.2(f) hereof;

(c) a letter duly executed by Purchaser, confirming that Purchaser is not acquiring the Property with the assets of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), and, in the event Purchaser is unable or unwilling to make such a representation, Purchaser shall be deemed to be in default hereunder, and Seller shall have the right to terminate this Agreement and to receive and retain the Earnest Money;

(d) such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser; and

(e) such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

4.4 Credits and Prorations.

(a) Seller shall prepare a schedule of tentative prorations, and Purchaser and Seller shall endeavor to finalize such schedule no later than three (3) business days prior to Closing. The following shall be apportioned with respect to the Property as of 12:01 a.m., on the day of Closing, as if Purchaser were vested with title to the Property during the entire day upon which Closing occurs:

(i) rents, if any, as and when collected (the term “rents” as used in this Agreement includes all payments due and payable by tenants under the Leases);

(ii) taxes (including personal property taxes on the Personal Property) and assessments levied against the Property;

(iii) payments under the Operating Agreements;

(iv) gas, electricity and other utility charges for which Seller is liable, if any, such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing; and

(v) any other operating expenses or other items pertaining to the Property which are customarily prorated between a purchaser and a seller in the area in which the Property is located.

(b) Notwithstanding anything contained in the foregoing provisions:

(i) At Closing, (A) Seller shall, at Seller’s option, either deliver to Purchaser any security deposits actually held by Seller pursuant to the Leases or credit to the account of Purchaser the amount of such security deposits (to the extent such security deposits are not applied against delinquent rents or otherwise as provided in the Leases), (B) if Seller is holding letters of credit as a security deposit or portion thereof, then Seller shall either (1) if same are assignable, at Seller’s option either assign such letters of credit to Purchaser or deliver to Purchaser the forms necessary to do so (completed and executed, to the extent required, by Seller), or (2) if not assignable, endeavor to cause such letters of credit to be re-issued in favor of Purchaser (and if any letter of credit cannot be re-issued prior to Closing, then Seller shall escrow the applicable amount with the Escrow Agent until re-issuance); and (C) Purchaser shall credit to the account of Seller all refundable cash or other deposits posted with utility companies serving the Property, or, at Seller’s option, Seller shall be entitled to receive and retain such refundable cash and deposits.

(ii) Any taxes paid at or prior to Closing shall be prorated based upon the amounts actually paid. If taxes and assessments for the current year have not been paid before Closing, Seller shall be charged at Closing an amount equal to that portion of such taxes and assessments which relates to the period before Closing and Purchaser shall pay the taxes and assessments prior to their becoming delinquent. Any such apportionment made with respect to a tax year for which the tax rate or assessed valuation, or both, have not yet been fixed shall be based upon the tax rate and/or assessed valuation last fixed. To the extent that the actual taxes and assessments for the current year differ from the amount apportioned at Closing, the parties shall make all necessary adjustments by appropriate payments between themselves following Closing.

(iii) Charges referred to in Section 4.4(a) hereof which are payable by any tenant to a third party shall not be apportioned hereunder, and Purchaser shall accept title subject to any of such charges unpaid and Purchaser shall look solely to the tenant responsible therefor for the payment of the same. If Seller shall have paid any of such charges on behalf of any tenant, and shall not have been reimbursed therefor by the time of Closing, Purchaser shall credit to Seller an amount equal to all such charges so paid by Seller.

(iv) Seller and Purchaser shall prorate any discounts for the prepayment of any taxes, water rates or sewer rents.

(v) As to gas, electricity and other utility charges referred to in Section 4.4(a)(iv) hereof, Seller may on notice to Purchaser elect to pay one or more of all of said items accrued to the date hereinabove fixed for apportionment directly to the person or entity entitled thereto, and to the extent Seller so elects, such item shall not be apportioned hereunder, and Seller’s obligation to pay such item directly in such case shall survive the Closing.

(vi) Intentionally Omitted.

(vii) Purchaser shall be responsible for the payment of (A) all Tenant Inducement Costs (as hereinafter defined), leasing commissions and other expenses (including reasonable legal fees) incurred by or on behalf of the landlord in connection with the particular lease transaction (the “Other Expenses”) which become due and payable (whether before or after Closing) as a result of (1) any renewals or modifications of the Leases approved or deemed approved in accordance with Section 5.4 hereof and entered into between the Effective Date and the date of Closing, and (2), under any new Leases, approved or deemed approved in accordance with Section 5.4 hereof and entered into between the Effective Date and the date of Closing, and (B) all Tenant Inducement Costs, leasing commissions and other Expenses which become due and payable from and after the date of Closing. If, as of the date of Closing, Seller shall have paid any Tenant Inducement Costs, leasing commissions or Other Expenses for which Purchaser is responsible pursuant to the foregoing provisions, Purchaser shall reimburse Seller therefor at Closing. For purposes hereof, the term “Tenant Inducement Costs” shall mean any out-of-pocket payments required under any Leases to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, without limitation, tenant improvement costs, lease buyout costs, and moving, design, refurbishment and club membership allowances. The term “Tenant Inducement Costs” shall not include loss of income resulting from any free rental period, it being agreed that Seller shall bear the loss resulting from any free rental period until the date of Closing and that Purchaser shall bear such loss from and after the date of Closing.

(viii) Unpaid and delinquent rent collected by Seller and Purchaser after the date of Closing shall be delivered as follows: (a) if Seller collects any unpaid or delinquent rent for the Property, Seller shall, within fifteen (15) days after the receipt thereof, deliver to Purchaser any such rent which Purchaser is entitled to hereunder relating to the date of Closing and any period thereafter, and (b) if Purchaser collects any unpaid or delinquent rent from the Property, Purchaser shall, within fifteen (15) days after the receipt thereof, deliver to Seller any such rent which Seller is entitled to hereunder relating to the period prior to the date of Closing. Seller and Purchaser agree that (i) all rent received by Seller or

Purchaser within the first ninety (90) day period after the date of Closing shall be applied first to delinquent rentals, if any, in the order of their maturity, and then to current rentals, and (ii) all rent received by Seller or Purchaser after the first ninety (90) day period after the date of Closing shall be applied first to current rentals and then to delinquent rentals, if any, in inverse order of maturity. Purchaser will make a good faith effort after Closing to collect all rents in the usual course of Purchaser’s operation of the Property, but Purchaser will not be obligated to institute any lawsuit or other collection procedures to collect delinquent rents. If there shall be any rents or other charges under the Leases which, although relating to a period prior to Closing, do not become due and payable until after Closing or are paid prior to Closing but are subject to adjustment after Closing (such as year end common area expense reimbursements and the like), then any rents or charges of such type received by Purchaser or its agents or Seller or its agents subsequent to Closing shall, to the extent applicable to a period extending through the Closing, be prorated between Seller and Purchaser as of Closing and Seller’s portion thereof shall be remitted promptly to Seller by Purchaser.

(c) If a post closing true-up is necessary, Purchaser shall work diligently with Seller to finalize the prorations as soon as possible, but in no event later than forty-five (45) days after the close of the calendar year. Purchaser shall be responsible for billing and collecting, if necessary, any amounts owed by tenants as a result of the true-up. Purchaser agrees to refund Seller’s portion of Landlord’s CAM reimbursement within thirty (30) days of receipt of funds. If any tenant is owed a refund, Seller agrees to refund to Purchaser its proportionate share within forty-five (45) days after receiving notification from Purchaser of such amounts owed; Seller shall have the right to review the true-up and withhold any refund until the completion of said review.

(d) The provisions of this Section 4.4 shall survive Closing.

4.5 Closing Costs. Seller shall pay: (a) the fees of any counsel representing it in connection with this transaction, the fee for the title examination and the premium for the base Owner’s Policy of Title Insurance (excluding endorsements), all transfer taxes; and (b) one-half of any escrow fee which may be charged by the Escrow Agent or Title Company. Purchaser shall: (y) pay the fees of any counsel representing Purchaser in connection with this transaction, the cost of the Survey update, the premiums for any endorsements to the Owner’s Policy of Title Insurance, the fees for recording the Deed; and (z) pay one-half of any escrow fees charged by the Escrow Agent or Title Company. All other costs and expenses incident to this transaction and the closing thereof shall be paid by the party incurring such costs and expenses. The provisions of this Section 4.5 shall survive the Closing or any early termination of this Agreement.

4.6 Conditions Precedent to Obligation of Purchaser. The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:

(a) Seller shall have delivered to Purchaser all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.2 hereof.

(b) All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement or not materially adverse to Purchaser).

(c) Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing.

(d) Purchaser shall have received executed estoppel certificates from each of the tenants under its Lease, each of which (i) shall be dated no earlier than forty-five (45) days prior to the initially scheduled Closing Date, and (ii) shall be substantially in the form of Exhibit K attached hereto and incorporated herein by this reference; provided, however, that if any tenant is required or permitted under the terms of its Lease to provide less information or to otherwise make different statements in a certification of such nature than are set forth on Exhibit K attached hereto, then Purchaser shall accept any modifications made to such estoppel certificate to the extent that such changes are consistent with the minimum requirements set forth in such tenant’s Lease (“Tenant Estoppel”).

Purchaser acknowledges and agrees that its obligation to perform under this Agreement is not contingent upon Purchaser’s ability to obtain any (i) governmental or quasi-governmental approvals or changes or modifications in use or zoning, (ii) modification of any existing land use restriction, (iii) consents to assignments of any Operating Agreements or (iv) endorsements to the Title Policy.

4.7 Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:

(a) Seller shall have received the Purchase Price as adjusted pursuant to and payable in the manner provided for in this Agreement.

(b) Purchaser shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.3 hereof.

(c) All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of Closing.

(d) Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the date of Closing.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1 Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Purchaser as of the Effective Date:

(a) Organization and Authority. Seller has been duly organized and is validly existing under the laws of Georgia. Seller has the full right, power and authority to enter into this Agreement and, to transfer all of the Property to be conveyed by Seller pursuant hereto and to consummate or cause to be consummated the transactions contemplated herein to be made by Seller. The person signing this Agreement on behalf of Seller is authorized to do so.

(b) Pending Actions. There is no action, suit, arbitration, unsatisfied order or judgment, governmental investigation or proceeding pending, of which Seller has received notice, or to Seller’s knowledge threatened in writing, against the Property or the transaction contemplated by this Agreement, which, if adversely determined, could individually or in the aggregate have a material adverse effect on title to the Property or any portion thereof or which could in any material way interfere with the consummation by Seller of the transaction contemplated by this Agreement.

(c) Leases. Seller is the lessor or landlord or the successor lessor or landlord under the Leases. Except as set forth in the Lease Schedule, to Seller’s knowledge, there are no other leases or occupancy agreements to which Seller is a party affecting the Property. Seller does not represent or warrant that any of the Leases will be in force or effect at Closing or that the tenants under the Leases will have performed its or their obligations thereunder. The termination of any of the Leases prior to Closing by reason of the tenant’s default shall not affect the obligations of Purchaser under this Agreement in any manner or entitle Purchaser to an abatement of or credit against the Purchase Price or give rise to any other claim on the part of Purchaser.

(d) Condemnation. No condemnation proceedings relating to the Property are pending, of which Seller has received notice, nor to Seller’s knowledge has any such proceeding been threatened in writing.

(e) Not a Foreign Person. Seller is not a “foreign person” which would subject Purchaser to the withholding tax provisions of Section 1445 of the Internal Revenue Code of 1986, as amended.

(f) Operating Agreements. Seller has provided to Purchaser a true, correct and complete copy of each Operating Agreement described on Exhibit D hereto.

5.2 Knowledge Defined. References to the “knowledge” of Seller shall refer only to the actual knowledge of the Designated Employee (as hereinafter defined) of Wells Real Estate Funds, and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller, or any affiliate of Seller, to any property manager, or to any other officer, agent, manager, representative or employee of Seller or any affiliate thereof or to impose upon such Designated Employee any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. As used herein, the term “Designated Employee” shall refer to the following person: Chuck Alexander, senior vice president, asset management.

5.3 Survival of Seller’s Representations and Warranties. The representations and warranties of Seller set forth in Section 5.1(a) and (e) hereof shall survive Closing indefinitely, and the representations and warranties of Seller set forth in Section 5.1(b), (d) and (e) hereof as updated by the certificate of Seller to be delivered to Purchaser at Closing in accordance with Section 4.2(g) hereof, shall survive Closing for a period of two hundred seventy (270) days. No claim for a breach of any representation or warranty of Seller shall be actionable or payable (a) if the breach in question results from or is based on a condition, state of facts or other matter which was known to Purchaser prior to Closing, (b) unless the valid claims for all such breaches collectively aggregate more than Twenty-Five Thousand Dollars ($25,000.00), in which event the full amount of such claims shall be actionable, and (c) unless written notice containing a description of the specific nature of such breach shall have been given by Purchaser to Seller prior to the expiration of said sixty (60) day period and an action shall have been commenced by Purchaser against Seller within thirty (30) days after the termination of the survival period provided for above in this Section 5.3. Purchaser agrees to first seek recovery under any insurance policies, service contracts and Leases prior to seeking recovery from Seller, and Seller shall not be liable to Purchaser if Purchaser’s claim is satisfied from such insurance policies, service contracts or the Leases. As used herein, the term “Cap” shall mean the total aggregate amount of two hundred fifty thousand and No/100 Dollars ($250,000.00). In no event shall Seller’s aggregate liability to Purchaser for breach of any representation or warranty of Seller in this Agreement or the certificate to be delivered by Seller at Closing pursuant to Section 4.2(g) hereof exceed the amount of the Cap.

5.4 Covenants of Seller. Seller hereby covenants with Purchaser as follows:

(a) From the Effective Date hereof until the Closing or earlier termination of this Agreement, Seller shall use reasonable efforts to operate and maintain the Property in a manner generally consistent with the manner in which Seller has operated and maintained the Property prior to the date hereof.

(b) Seller shall use reasonable efforts (but without obligation to incur any cost or expense) to obtain and deliver to Purchaser prior to Closing, written estoppel certificates in the form required under Section 4.6(d) above.

(c) A copy of any renewal or modification of any Leases or any new Lease which Seller wishes to execute between Effective Date and the date of Closing will be submitted to Purchaser prior to execution by Seller. Purchaser agrees to notify Seller in writing within five (5) business days after its receipt thereof of either its approval or disapproval, including all Tenant Inducement Costs and leasing commissions to be incurred in connection therewith. In the event Purchaser informs Seller that Purchaser does not approve the renewal or modification of any existing Lease or any new Lease, which approval shall not be unreasonably withheld, Seller shall have the option to cancel this Agreement by written notice thereof to Purchaser within five (5) business days after Seller’s receipt of written notice of Purchaser’s disapproval thereof, in which event the Earnest Money shall be refunded to Purchaser, and upon refund and payment of the Earnest Money to Purchaser, neither party shall have any further liability or obligation hereunder. In the event Purchaser fails to notify Seller in writing of its approval or disapproval within the five (5) business day time period for such purpose set forth above, such failure shall be deemed the approval by Purchaser. At Closing, Purchaser shall reimburse Seller for any Tenant Inducement Costs, leasing commissions or other expenses, including legal fees, incurred by Seller pursuant to a renewal or a modification or a new Lease approved (or deemed approved) by Purchaser.

5.5 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller:

(a) ERISA. Purchaser is not acquiring the Property with the assets of an employee benefit plan as defined in Section 3(3) of ERISA.

(b) Organization and Authority. Purchaser has the full right, power and authority to purchase the Property as provided in this Agreement and to carry out Purchaser’s obligations hereunder, and all requisite action necessary to authorize Purchaser to enter into this Agreement and to carry out its obligations hereunder have been, or by the Closing will have been, taken. The person signing this Agreement on behalf of Purchaser is authorized to do so.

(c) Pending Actions. There is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Purchaser which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

5.6 Survival of Purchaser’s Representations and Warranties. The representation and warranties of Purchaser set forth in Section 5.5(a) hereof shall survive Closing and shall be a continuing representation and warranty without limitation. All other representations and warranties of Purchaser shall survive Closing for a period of one hundred eighty (180) days.

5.7 Covenants of Purchaser. Purchaser hereby covenants with Seller that Purchaser shall, in connection with its investigation of the Property during the Inspection Period, inspect the Property for the presence of hazardous substances, and shall furnish to Seller copies of any reports received by Purchaser in connection with any such inspection. Purchaser hereby assumes full responsibility for such inspections and irrevocably waives any claim against Seller arising from the presence of hazardous substances on the Property. Purchaser shall also furnish to Seller copies of any other reports received by Purchaser relating to any other inspections of the Property conducted on Purchaser’s behalf, if any (including, specifically, without limitation, any reports analyzing compliance of the Property with the provisions of the Americans with Disabilities Act (“ADA”), 42 U.S.C. §12101, et seq., if applicable). The provisions of this Section shall survive Closing or any early termination of this Agreement.

ARTICLE VI

DEFAULT

6.1 Default by Purchaser. IF THE SALE OF THE PROPERTY IS NOT CONSUMMATED DUE TO ANY DEFAULT BY PURCHASER HEREUNDER, THEN SELLER SHALL HAVE THE RIGHT TO TERMINATE THIS AGREEMENT AND TO RETAIN THE EARNEST MONEY AS LIQUIDATED DAMAGES, WHICH SHALL CONSTITUTE SELLER’S SOLE REMEDY FOR PURCHASER’S FAILURE TO CLOSE THE TRANSACTION CONTEMPLATED HEREBY. THE PARTIES HAVE AGREED THAT SELLER’S ACTUAL DAMAGES, IN THE EVENT OF A FAILURE TO CONSUMMATE THIS SALE DUE TO PURCHASER’S DEFAULT, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE EARNEST MONEY IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT. BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION. THE FOREGOING IS NOT INTENDED TO LIMIT PURCHASER’S INDEMNITY OBLIGATIONS UNDER OTHER SECTIONS HEREOF.

SELLER: ______________________________	PURCHASER: ______________________________

6.2 Default by Seller. If Seller fails to consummate this Agreement for any reason other than Purchaser’s default or the permitted termination of this Agreement by Seller or Purchaser as herein expressly provided, Purchaser shall be entitled, as its sole remedy, either (a) to receive the return of the Earnest Money, which return shall operate to terminate this Agreement and release Seller from any and all liability hereunder, or (b) to enforce specific performance of Seller’s obligation to execute the documents required to convey the Property to Purchaser, it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder. Purchaser expressly waives its rights to seek damages in the event of Seller’s default hereunder. Purchaser shall be deemed to have elected to terminate this Agreement and receive back the Earnest Money if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before thirty (30) days following the date upon which Closing was to have occurred.

ARTICLE VII

RISK OF LOSS

7.1 Minor Damage. In the event of loss or damage to the Property or any portion thereof which is not “major” (as hereinafter defined), this Agreement shall remain in full force and effect provided Seller performs any necessary repairs or, at Seller’s option, assigns to Purchaser all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. If Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller’s insurance policy. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

7.2 Major Damage. In the event of a “major” loss or damage, either Seller or Purchaser may terminate this Agreement by written notice to the other party, in which event the Earnest Money shall be returned to Purchaser. If neither Seller nor Purchaser elects to terminate this Agreement within ten (10) days after Seller sends Purchaser written notice of the occurrence of major loss or damage, then Seller and Purchaser shall be deemed to have elected to proceed with Closing, in which event Seller shall, at Seller’s option, either (a) perform any necessary repairs, or (b) assign to Purchaser all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. If Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller’s insurance policy. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

7.3 Definition of “Major” Loss or Damage. For purposes of Sections 7.1 and 7.2 hereof, “major” loss or damage refers to the following: (i) loss or damage to the Property or any portion thereof such that the cost of repairing or restoring the premises in question to a condition substantially identical to that of the premises in question prior to the event of damage would be, in the opinion of an architect selected by Seller and reasonably approved by Purchaser, equal to or greater than FIVE HUNDRED THOUSAND and No/100 Dollars ($500,000), and (ii) any loss due to a condemnation which permanently and materially impairs the current use of the Property. If Purchaser does not give notice to Seller of Purchaser’s reasons for disapproving an architect within five (5) business days after receipt of notice of the proposed architect, Purchaser shall be deemed to have approved the architect selected by Seller.

ARTICLE VIII

COMMISSIONS

8.1 Brokerage Commissions. In the event the transaction contemplated by this Agreement is consummated, but not otherwise, Seller agrees to pay to CB Richard Ellis and The Polacheck Company (collectively, the “Broker”) at Closing a brokerage commission pursuant to a separate written agreement between Seller and Broker. Each party agrees that should any claim be made for brokerage commissions or finder’s fees by any broker or finder other than the Broker by, through or on account of any acts of said party or its representatives, said party will indemnify and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense in connection therewith. The provisions of this Section 8.1 shall survive Closing or earlier termination of this Agreement.

ARTICLE IX

DISCLAIMERS AND WAIVERS

9.1 No Reliance on Documents. Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Purchaser in connection with the transaction contemplated hereby. Purchaser acknowledges and agrees that all materials, data and information delivered by Seller to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein. Without limiting the generality of the foregoing provisions, Purchaser acknowledges and agrees that (a) any environmental or other report with respect to the Property which is delivered by Seller to Purchaser shall be for general informational purposes only, (b) Purchaser shall not have any right to rely on any such report delivered by Seller to Purchaser, but rather will rely on its own inspections and investigations of the Property and any reports commissioned by Purchaser with respect thereto, and (c) neither Seller, any affiliate of Seller nor the person or entity which prepared any such report delivered by Seller to Purchaser shall have any liability to Purchaser for any inaccuracy in or omission from any such report or in verbal communication.

9.2 Disclaimers. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER’S LIMITED WARRANTY OF TITLE TO BE SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE PROPERTY DOCUMENTS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS”, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO

(INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY. PURCHASER AGREES THAT SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTY BE REQUIRED AFTER THE DATE OF CLOSING, SUCH CLEAN-UP, REMOVAL OR REMEDIATION SHALL BE THE RESPONSIBILITY OF AND SHALL BE PERFORMED AT THE SOLE COST AND EXPENSE OF PURCHASER AND SELLER SHALL NOT BE LIABLE TO PURCHASER FOR SUCH CLEAN-UP, REMOVAL OR REMEDIATION. AS PART OF THE PROVISIONS OF THIS SECTION 9.2, BUT NOT AS A LIMITATION THEREON, PURCHASER HEREBY AGREES, REPRESENTS AND WARRANTS THAT THE MATTERS RELEASED HEREIN ARE NOT LIMITED TO MATTERS WHICH ARE KNOWN OR DISCLOSED.

9.3 Effect and Survival of Disclaimers. Seller and Purchaser acknowledge that the compensation to be paid to Seller for the Property has been decreased to take into account that the Property is being sold subject to the provisions of this Article IX. Seller and Purchaser agree that the provisions of this Article IX shall survive Closing.

ARTICLE X

MISCELLANEOUS

10.1 Confidentiality. Purchaser and its representatives shall hold in strictest confidence all data and information obtained with respect to Seller or its business, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others; provided, however, that it is understood and agreed that Purchaser may disclose such data and information to the employees, consultants, accountants, lenders (and lender’s bond purchasers) and attorneys of Purchaser. In the event this Agreement is terminated or Purchaser fails to perform hereunder, Purchaser shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein. It is understood and agreed that, with respect to any provision of this Agreement which refers to the termination of this Agreement and the return of the Earnest Money to Purchaser, such Earnest Money shall not be returned to Purchaser unless and until Purchaser has fulfilled its obligation to return to Seller the materials described in the preceding sentence. In the event of a breach or threatened breach by Purchaser or its agents or representatives of this Section 10.1, Seller shall be entitled to an injunction restraining Purchaser or its agents or representatives from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach.

10.2 Public Disclosure. Prior to Closing, any press release or similar release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form approved by Purchaser and Seller and their respective counsel. Neither Seller nor Purchaser will object to any such release required by law or regulation of any governmental authority or self-regulatory organization (i.e., NYSE, NASD).

10.3 Discharge of Obligations. The acceptance of the Deed by Purchaser shall be deemed to be a full performance and discharge of every representation and warranty made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated to survive Closing.

10.4 Assignment. Purchaser may not assign its rights under this Agreement without first obtaining Seller’s written approval, which approval may be given or withheld in Seller’s sole discretion. Purchaser shall have the right, without Seller’s consent (but with written notice to Seller at least ten (10) business days prior to the Closing Date), to assign this Agreement to an entity under common direct or indirect control of the Purchaser. In the event of an assignment of this Agreement by the Purchaser in accordance with the terms of this Section, the assignor shall not be released from liability hereunder. Any transfer, directly or indirectly, of any stock, partnership interest or other ownership interest in Purchaser not to an entity under common direct or indirect control of the Purchaser without Seller’s written approval, which approval may be given or withheld in Seller’s sole discretion, shall constitute a default by Purchaser under this Agreement.

10.5 Notices. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, or (b) reputable overnight delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

If to Seller:	c/o Wells Operating Partnership, L.P.
6200 The Corners Parkway, Suite 250
Norcross, Georgia 30092
Attention: Mr. Pete Brignet
Telecopy: (770) 243-4684

with a copy to:	Piper Rudnick LLP
203 N. Lasalle Street
Suite 1900
Chicago, Illinois 60601
Attention: Peter B. Ross, Esq.
Telecopy: (312) 630-7332

If to Purchaser:	Alexander & Bishop, Ltd.
377 City Center
Oshkosh, Wisconsin 54903
Attention: Mr. J. Peter Jungbacker
Telecopy: (920) 235-2290

with a copy to:	Steinhilber, Swanson, Mares, Marone & McDermott
107 Church Avenue
Oshkosh, Wisconsin 54903-0617
Attention: J. Thomas McDermott, Esq.
Telecopy: (920) 426-5530

If to Escrow Agent:	Chicago Title Insurance Company
4170 Ashford Dunwoody Road
Suite 460
Atlanta, Georgia 30319
Attention: Ms. Judy Stillings
Telecopy: (404) 303-6307

10.6 Binding Effect. This Agreement shall not be binding in any way upon Seller unless and until Seller shall execute and deliver the same to Purchaser

10.7 Modifications. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

10.8 Time of the Essence. All times, wherever specified herein for the performance by Seller or Purchaser of their respective obligations hereunder, are of the essence of this Agreement.

10.9 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State in which the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The final day of any such period shall be deemed to end at 5 p.m., local time.

10.10 Successors and Assigns. The terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto.

10.11 Entire Agreement. This Agreement, including the Exhibits, contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.

10.12 Further Assurances. Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement. Without limiting the generality of the foregoing, Purchaser shall, if requested by Seller, execute acknowledgments of receipt with respect to any materials delivered by Seller to Purchaser with respect to the Property.

10.13 Reporting Requirements. Title Company is designated the “real estate reporting person” for purposes of Section 6045 of Title 26 of the United States Code and Treasury Regulation 1.6045-4 and any instructions or settlement statement prepared by Escrow Company shall so provide. Upon the consummation of the transaction contemplated by this Agreement, Title Company shall file Form 1099 information return and send the statement to Seller as required under the aforementioned statute and regulation.

10.14 Counterparts. This Agreement may be executed in counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Agreement.

10.15 1031 Exchange. If so requested by Seller, Purchaser agrees to cooperate with Seller in effectuating the purchase and sale of the Property by means of an exchange of “like kind” property under Section 1031 of the Internal Revenue Code of 1986, as amended, provided that Purchaser shall not incur any additional costs as a result thereof.

10.16 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

10.17 Applicable Law. THIS AGREEMENT IS PERFORMABLE IN THE STATE OF WISCONSIN AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATE OF WISCONSIN. SELLER AND PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE STATE OF WISCONSIN OR FEDERAL COURT SITTING IN THE STATE OF WISCONSIN IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN THE STATE OF WISCONSIN. PURCHASER AND SELLER AGREE THAT THE PROVISIONS OF THIS SECTION 10.17 SHALL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

10.18 No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party (including, without limitation, Title Company and Broker), and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

10.19 Exhibits and Schedules. The following schedules or exhibits attached hereto shall be deemed to be an integral part of this Agreement:

(a)	Exhibit A -	Legal Description of the Land

(b)	Exhibit B -	Personal Property

(c)	Exhibit C -	Lease Schedule

(d)	Exhibit D -	Operating Agreements Schedule

(e)	Exhibit E	Deed of Sale

(f)	Exhibit F	Bill

(g)	Exhibit G	Assignment of Leases

(h)	Exhibit H	Assignment of Operating Agreements and Intangibles

(i)	Exhibit I	Notice to Tenants

(j)	Exhibit J	FIRPTA Certificate

(k)	Exhibit K	Tenant Estoppel

10.20 Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

10.21 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

10.22 Termination of Agreement. It is understood and agreed that if either Purchaser or Seller terminates this Agreement pursuant to a right of termination granted hereunder, such termination shall operate to relieve Seller and Purchaser from all obligations under this Agreement, except for such obligations as are specifically stated herein to survive the termination of this Agreement.

10.23 Survival. The provisions of the following Sections of this Agreement shall survive Closing and shall not be merged into the execution and delivery of the Deed: 3.1; the last paragraph of Section 4.2; 4.4; 5.3; 5.6; 5.7; 8.1; 9.3; 10.1; 10.2, 10.8; 10.12; 10.13; 10.17; and 10.18.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

SELLER:

FUND V, FUND VI AND FUND VII ASSOCIATES,

a Georgia joint venture

By:	Wells Real Estate Fund V, L.P.,
as Administrative Venture Partner

	By:	Wells Partners, L.P.,
as general partner

By: Wells Capital, Inc.,
as general partner

By:
Name:
Title:

PURCHASER:

2323 EAST CAPITOL, LLC,

a Wisconsin limited liability company

By:
Its:

Exhibit A

LEGAL DESCRIPTION OF THE LAND

Part of Lot 1 and Lot 2, Block 5 of the NORTHEAST INDUSTRIAL PARK PLAT No. 1 and part of Lot 18 and all of Lot 19, Block 5 of the NORTHEAST INDUSTRIAL PARK PLAT No. 2, all in the City of Appleton, Outagamie County Wisconsin, described as follows:

Beginning at the Southwest corner of said Lot 19; thence N 00° 04’ 50” E along the East line of Pointer Road 530.35 feet; thence along an arc of a curve to the right 487.06 feet having a radius of 997.00 feet whose chord bears S 69° 08’ 15” E 482.23 feet; thence S 55° 08’ 30” E 267.01 feet; thence along the West line of Roemer Road on an arc of a curve to the left 283.43 feet having a radius of 975.45 feet whose chord bears S 25° 21’ 38” W 282.44 feet; thence N 81° 43’ 10” W 252.18 feet; thence N 00° 04’ 50” E along the West line of said Lot 2 a distance of 7.66 feet; thence N 89° 00’ 00” W along the South line of said Lot 19 a distance of 300.00 feet to the point of beginning.

A-1

Exhibit B

PERSONAL PROPERTY

None.

B-1

Exhibit C

LEASE DESCRIPTION

Building Lease Agreement between InterGlobia, Inc. - Appleton and Marathon Engineers/Architects/Planners, Inc. dated February 14, 1991, as amended by that certain Assignment, Assumption and Amendment of Lease Agreement dated January 1, 1993, and as amended by that certain Second Amendment to Building Lease Agreement dated August 15, 1994, and as amended by that certain Third Amendment to Building Lease Agreement dated January 9, 2004.

Lease Agreement between Fund V, Fund VI and Fund VII Associates and Virchow, Krause & Company, LLP dated December 31, 2003.

Tri-Party Agreement by and among Fund V, Fund VI and Fund VII Associates, Marathon Engineers/Architects/Planners LLC and Virchow, Krause & Company, LLP dated December 31, 2003.

C-1

Exhibit D

OPERATING AGREEMENTS SCHEDULE

Agreement dated January 28, 2004 between Bassett Mechanical and Wells Real Estate Funds for the purpose of providing maintenance of the building environmental systems.

Agreement dated January 15, 2004 between Bassett Mechanical and Wells Real Estate Funds for the purpose of providing elevator maintenance.

Agreement dated January 24, 2004 between HOH Chemical, Inc. and Wells Real Estate Funds for the purpose of providing water treatment.

D-1

Exhibit E

DEED

FUND V, FUND VI AND FUND VII ASSOCIATES, a Georgia joint venture (“Grantor”), for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration paid in hand to Grantor by 2323 EAST CAPITOL, LLC, a Wisconsin limited liability company (“Grantee”), the receipt and sufficiency of which is hereby acknowledged, has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does GRANT, BARGAIN, SELL and CONVEY unto Grantee that certain tract of land located in Outagamie County, more particularly described in Exhibit A attached hereto and incorporated herein by this reference, together with all buildings, improvements and fixtures located thereon and owned by Grantor as of the date hereof and all rights, privileges and appurtenances pertaining thereto including all of Grantor’s right, title and interest in and to all rights-of-way, open or proposed streets, alleys, easements, strips or gores of land adjacent thereto (herein collectively called the “Real Property”).

This conveyance is made by Grantor and accepted by Grantee subject to all covenants, conditions, restrictions, and other matters of record in the office of the County Recorder of Outagamie County, Wisconsin, and all unpaid taxes and assessments, known or unknown (collectively, the “Permitted Exceptions”), as stated on Exhibit B attached hereto and incorporated herein by reference.

TO HAVE AND TO HOLD the Real Property together with all improvements located thereon all and singular the rights and appurtenances thereto in anywise belonging, subject to the Permitted Exceptions, unto Grantee, its legal representatives, successors and assigns, and Grantor does hereby bind itself, its legal representatives, successors and assigns, to WARRANT and FOREVER DEFEND all and singular the Real Property unto the Grantee, its legal representatives, successors and assigns, against Grantor and every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise, subject to the Permitted Exceptions.

Grantee, by its acceptance hereof, does hereby assume and agree to pay all ad valorem taxes pertaining to the Real Property for the calendar year 2004 and subsequent years.

EXECUTED this      day of November, 2004, TO BE EFFECTIVE as of the      day of November, 2004.

FUND V, FUND VI AND FUND VII ASSOCIATES,

a Georgia joint venture

By:	Wells Real Estate Fund V, L.P.,
as Administrative Venture Partner

	By:	Wells Partners, L.P.,
as general partner

By: Wells Capital, Inc.,
as general partner

By:
Name:
Title:

STATE OF ____________	§
§
COUNTY OF ____________	§

This instrument was acknowledged before me on November     , 2004 by                     ,                      of Fund V, Fund VI and Fund VII Associates, a Georgia joint venture.

                                         , Notary Public

My Commission Expires:

Exhibit A

LEGAL DESCRIPTION OF THE LAND

Part of Lot 1 and Lot 2, Block 5 of the NORTHEAST INDUSTRIAL PARK PLAT No. 1 and part of Lot 18 and all of Lot 19, Block 5 of the NORTHEAST INDUSTRIAL PARK PLAT No. 2, all in the City of Appleton, Outagamie County Wisconsin, described as follows:

Beginning at the Southwest corner of said Lot 19; thence N 00° 04’ 50” E along the East line of Pointer Road 530.35 feet; thence along an arc of a curve to the right 487.06 feet having a radius of 997.00 feet whose chord bears S 69° 08’ 15” E 482.23 feet; thence S 55° 08’ 30” E 267.01 feet; thence along the West line of Roemer Road on an arc of a curve to the left 283.43 feet having a radius of 975.45 feet whose chord bears S 25° 21’ 38” W 282.44 feet; thence N 81° 43’ 10” W 252.18 feet; thence N 00° 04’ 50” E along the West line of said Lot 2 a distance of 7.66 feet; thence N 89° 00’ 00” W along the South line of said Lot 19 a distance of 300.00 feet to the point of beginning.

Exhibit B

PERMITTED EXCEPTIONS.

Exhibit F

BILL OF SALE

For good and valuable consideration, the receipt of which is hereby acknowledged,                     , a                      (“Seller”), does hereby sell, transfer and convey to                      (“Purchaser”), without recourse or warranty, any and all personal property (the “Personal Property”) owned by Seller and used exclusively in connection with the operation of that certain real property known                     ,                     , and more particularly described in Exhibit A attached hereto (the “Property”).

Purchaser acknowledges that the sale of the personal property is specifically made “as-is” and “where-is,” without any representations or warranties express or implied, including, without limitation, implied warranties of fitness for any particular purpose or merchantability or any other warranties whatsoever. Purchaser has not relied and will not rely on, and Seller is not liable for or bound by, any express or implied warranties, guaranties, statements, representations or information pertaining to the personal property or relating thereto (including specifically, without limitation, information packages distributed with respect to the Property) made or furnished by Seller, the property manager, or any agent or real estate broker representing or purporting to represent Seller, to whomever made or given, directly or indirectly, orally or in writing.

This Bill of Sale may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

[Next page is signature page]

F-1

IN WITNESS WHEREOF, the undersigned have executed this Bill of Sale as of this      day of                     ,             .

SELLER:

By:
Name:
Title:

PURCHASER:

By:
Name:
Title:

F-2

Exhibit G

ASSIGNMENT AND ASSUMPTION OF LEASES

This Assignment and Assumption of Leases (this “Assignment”) dated as of                     ,          is entered into by and between                     , a                      (“Assignor”), and                      (“Assignee”).

W I T N E S S E T H

WHEREAS, Assignor is the lessor under those certain lease agreements identified on Exhibit B attached hereto (the “Leases”) executed with respect to that certain real property commonly known as                     ,                      (the “Property”) as more fully described in Exhibit A attached hereto;

WHEREAS, Assignor, as Seller, and                     , as Purchaser, have entered into that certain Purchase and Sale Agreement dated as of                     ,                      (the “Purchase Agreement”) conveying the Property (as defined in the Purchase Agreement); and

WHEREAS, Assignor desires to assign its interest as lessor in the Leases to Assignee, and Assignee desires to accept the assignment thereof;

Now, THEREFORE, in consideration of the promises and conditions contained herein, the parties hereby agree as follows:

1. Effective as of the Effective Date (as defined below), Assignor hereby assigns to Assignee all of its right, title and interest in and to the Leases.

2. Effective as of the Effective Date, Assignee hereby assumes all of the Assignor’s obligations under the Leases, accruing on or after the Effective Date and arising out of the Assignor’s obligations under the Leases.

3. Any rental and other payments under the Leases shall be prorated between the parties as provided in the Purchase Agreement.

4. In the event of any litigation arising out of this Assignment, the losing party shall pay the prevailing party’s costs and expenses of such litigation, including, without limitation, attorneys’ fees.

5. This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

6. This Assignment shall be governed by and construed in accordance with the laws of the State of                     .

7. Assignee acknowledges that, except as provided in the Purchase Agreement, the conveyance of the leases herein is specifically made “as-is” and “where-is,” without any representations or warranties express or implied, including, without limitation, implied warranties of fitness for any particular purpose or merchantability or any other warranties whatsoever. Assignee has not relied and will not rely on, and assignor is not liable for or bound by, any express or implied warranties, guaranties, statements, representations or information pertaining to the leases or relating thereto (including specifically, without limitation, information packages distributed with respect to the real property) made or furnished by Assignor, the property manager, or any agent or real estate broker representing or purporting to represent Assignor, to whomever made or given, directly or indirectly, orally or in writing.

8. This Assignment is delivered pursuant to the Purchase Agreement.

9. For purposes of this Assignment, the “Effective Date” shall be the date of the Closing (as defined in the Purchase Agreement).

10. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same document.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.

ASSIGNOR:

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

EXHIBIT A

Legal Description of Property

(See Attached)

EXHIBIT B

Leases

(See Attached)

Exhibit H

ASSIGNMENT AND ASSUMPTION OF

OPERATING AGREEMENTS, WARRANTIES AND INTANGIBLES

THIS ASSIGNMENT AND ASSUMPTION OF OPERATING AGREEMENTS, WARRANTIES AND INTANGIBLES is made and entered into as of this      day of                     ,             , by                     , a                      (“Assignor”), and                      (“Assignee”).

FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, effective as of the Effective Date (as defined below), and in connection with the sale of that certain real property described in Exhibit A attached hereto (the “Property”) Assignor hereby assigns and transfers unto Assignee all of its right, title, claim and interest in and under:

(A) all warranties and guaranties (express or implied) made by or received from any third party with respect to any building, building component, structure, fixture, machinery, equipment, or material situated on, contained in any building or other improvement situated on, or comprising a part of any building or other improvement situated on, any part of the Property including, without limitation, those warranties and guaranties listed in Exhibit B attached hereto (collectively, “Warranties”);

(B) all of the service contracts listed in Exhibit C attached hereto (the “Service Contracts”); and

(C) any Intangibles (as defined in that certain Purchase and Sale Agreement dated as of                     ,          between Assignor and                      (the “Purchase Agreement”)).

ASSIGNOR AND ASSIGNEE FURTHER HEREBY AGREE AND COVENANT AS FOLLOWS:

1. Effective as of the Effective Date (as defined below), Assignee hereby accepts the assignment from Assignor of all of Assignor’s right, title and interest in and to the Service Contracts, Warranties and Intangibles.

2. Effective as of the Effective Date, Assignee hereby assumes all of the owner’s obligations under the Service Contracts, Warranties and Intangibles, accruing on or to be performed subsequent to the Effective Date and arising out of the owner’s obligations under the Service Contracts, Warranties and Intangibles.

3. In the event of any litigation between Assignor and Assignee arising out of this Assignment, the losing party shall pay the prevailing party’s costs and expenses of such litigation, including, without limitation, reasonable attorneys’ fees.

4. This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

5. This Assignment shall be governed by and construed in accordance with the laws of the State of                     .

6. This Assignment is delivered pursuant to the Purchase Agreement.

7. Assignee acknowledges and agrees that, except as provided in the Purchase Agreement, the conveyance of the service contracts, warranties and intangibles is specifically made “as-is” and “where-is,” without any representations or warranties express or implied, including, without limitation, implied warranties of fitness for any particular purpose or merchantability or any other warranties whatsoever. Assignee has not relied and will not rely on, and Assignor is not liable for or bound by, any express or implied warranties, guaranties, statements, representations or information pertaining to the service contacts, warranties or intangibles or relating thereto (including specifically, without limitation, information packages distributed with respect to the property) made or furnished by Assignor, the property manager, or any agent or real estate broker representing or purporting to represent Assignor, to whomever made or given, directly or indirectly, orally or in writing.

8. For purposes of this Assignment, the “Effective Date” shall be the date of the Closing (as defined in the Purchase Agreement).

9. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same document.

[Next page is signature page]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.

ASSIGNOR:

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

EXHIBIT A

Legal Description of Property

(See Attached)

EXHIBIT B

Warranties & Guaranties

(See Attached)

EXHIBIT C

Service Contracts

(See Attached)

Exhibit I

NOTICE TO TENANTS

____________________, _____

To:

Re: Notice of Lease Assignment

Premises:

Ladies and Gentlemen:

Please be advised that the Premises have been acquired by, and the Lessor’s interest in your lease and your security deposit (if any) have been assigned, to                                                                                                                     (“New Owner”).

All future rental and other payments under your lease shall be paid to New Owner, in accordance with the terms of your lease, to the following address:

__________________________________________

__________________________________________

__________________________________________

__________________________________________

__________________________________________

Very truly yours,

Prior Owner:

By:
Name:
Title:

New Owner:

By:
Name:
Title:

I-1

Exhibit J

CERTIFICATE OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee (buyer) that withholding of tax is not required upon the disposition of a U.S. real property interest by                     , a                      (“Seller”), the undersigned hereby certifies the following on behalf of Seller:

1. Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. Seller is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations;

3. Seller’s U. S. employer identification number is                     ; and

4. Seller’s office address is:

c/o Wells Operating Partnership, L.P.

6200 The Corners Parkway, Suite 250

Norcross, Georgia 30092

Seller understands that this certification may be disclosed to the Internal Revenue Service by the transferee (buyer) and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, the undersigned declares that he has examined this certification and to the best of his knowledge and belief it is true, correct and complete, and he further declares that he has the authority to sign this document on behalf of Seller.

[Next page is signature page]

J-1

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the      day of                 , 20    .

SELLER:		,
a

By:
Name:
Title:

J-2

Exhibit K

TENANT ESTOPPEL FORM

Loan No.:	[Property Name]

This Certificate is given to                      (“Buyer”), and Wachovia Bank, National Association, a national banking association (“Lender”), by                     , a                      (“Tenant”), with the understanding that Buyer and Lender and their respective counsel will rely on this Certificate in connection with the proposed acquisition of the office building commonly known as                     , located at                      (the “Property”) and a proposed mortgage loan (the “Loan”) secured by the Property.

Tenant hereby certifies as follows:

1. The undersigned is the Tenant under that certain lease dated                     , 200     (the “Lease”) executed by                      (“Landlord”) or its predecessor in interest, as landlord and Tenant or its predecessor in interest, as tenant. A true, correct and complete copy of the Lease, together with any amendments, modifications and supplements thereto, is attached hereto. The Lease is the entire agreement between Landlord (or any affiliated party) and Tenant (or any affiliated party) pertaining to the leased premises. There are no amendments, modifications, supplements, arrangements, side letters or understandings, oral or written, of any sort, of the Lease, except                     .

2. Tenant’s Lease terms: approximately                      leaseable square feet (the “Premises”); the commencement date of the term of the Lease is                     ; the expiration date of the term of the Lease is                     ; the fixed annual minimum rent is $            , payable monthly in advance on the first day of each calendar month; the next rent payment of $             is due on                     , 200    ; no rent has been prepaid except for the current month; Tenant agrees not to pay rent more than one month in advance; rent payments began on                     , 200    ; the fixed annual minimum rent is subject to rental increases as set forth in the Lease, and the last increase covers the period from                     , 200     through                     , 200    ; Tenant’s percentage share of operating expenses/common area charges, insurance and real estate taxes is         %, which is currently being paid on an estimated basis in advance at the rate of $             per month; Tenant is obligated to pay percentage rent equal to         % of annual gross sales in excess of $            ; all rent has been paid through                     , 200    ; and Tenant has paid a security deposit of $            .

3. Tenant does not have any right or option to: renew or extend the term of the Lease, or to expand into any additional space, or to terminate the Lease in whole or in part prior to the expiration of the term, or to purchase all or any part of the Property or the Premises, except                                                                          .

K-1

4. The Lease has been duly executed and delivered by, and is a binding obligation of, Tenant, and the Lease is in full force and effect.

5. Tenant has unconditionally accepted the Premises and is satisfied with all the work done by and required of Landlord; Tenant has taken possession and is in occupancy of the Premises and is open for business; rent payments have commenced, and all tenant improvements in the Premises have been completed by Landlord; and as of the date hereof Tenant is not aware of any defect in the Premises.

6. All obligations of Landlord under the Lease have been performed, and Landlord is not in default under the Lease. There are no offsets or defenses that Tenant has against the full enforcement of the Lease by Landlord. No free periods of rent, tenant improvements, contributions or other concessions have been granted to Tenant; Landlord is not reimbursing Tenant or paying Tenant’s rent obligations under any other lease; and Tenant has not advanced any funds for or on behalf of Landlord for which Tenant has a right of deduction from, or set off against, future rent payments.

7. Tenant is not in default under the Lease. Tenant has not assigned, transferred or hypothecated the Lease or any interest therein or subleased all or any portion of the Premises. Tenant is not insolvent and is able to pay its debts as they mature. Tenant has not declared bankruptcy or similar insolvency proceeding, and has no present intentions of doing so, no such proceeding has been commenced against Tenant seeking such relief, and Tenant has no knowledge that any such proceeding is threatened.

8. The term “Lender” as used herein includes any successor or assign of the named Lender and the term “Landlord” as used herein includes any successor or assign of the named Landlord. The person executing this Estoppel Certificate is authorized by Tenant to do so and execution hereof is the binding act of Tenant enforceable against Tenant.

Dated: , 2004.	TENANT:

By:
Name:
Title:

K-2